UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                September 5, 2006


                           THE STRIDE RITE CORPORATION
                           ---------------------------
               (Exact name of registrant as specified in charter)


        Massachusetts              1-4404                      04-1399290
        -------------              ------                      ----------
(State or other jurisdiction   (Commission file number)     (IRS employer
       of incorporation)                                    identification no.)


                                191 Spring Street
                         Lexington, Massachusetts 02420
                         ------------------------------
               (Address of principal executive offices) (Zip code)


      Registrant's telephone number, including area code: (617) 824-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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ITEM 1.01.  Entry into a Material Definitive Agreement.

Purchase Agreement

     On September 5, 2006, The Stride Rite Corporation (the "Company") entered into a definitive purchase agreement (the "Purchase Agreement") with Sandra Wilson, Greg Garrett and Lorne Fingarson, along with several trusts and holding companies formed by such individuals (the "Sellers"), and simultaneously consummated the transactions contemplated by the Purchase Agreement. Pursuant to the Purchase Agreement, Stride Rite Canada Limited ("SRCL"), a wholly-owned subsidiary of the Company, acquired from the Sellers all of the outstanding shares of three holding companies that, together with their direct and indirect subsidiaries, constitute the Robeez Group (as defined in the Purchase
Agreement). SRCL acquired the Robeez Group for a purchase price of US$27.5 million (CDN$30.5) in cash.

     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Cautionary Statements

     The Purchase Agreement has been included to provide investors with information regarding its terms. Except for their status as the contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described above, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties.

     The representations, warranties and covenants made by the parties in the Purchase Agreement are qualified, including by information in the schedules referenced in the Purchase Agreement that the Sellers delivered in connection with the execution of the Purchase Agreement. As permitted by the federal securities laws, these schedules have not been filed with this Form 8-K. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information.


ITEM 8.01   Other Events.

     On September 6, 2006, the Company issued a press release announcing the execution of the Purchase Agreement and consummation of the transactions described therein.

     The Company press release is attached as Exhibit 99.2 and is incorporated in this report by reference.


ITEM 9.01.  Financial Statements and Exhibits.
      (d)   Exhibits.

            Exhibit No.       Exhibit

           2.1 Share Purchase Agreement, dated as of September 5, 2006, among The Stride Rite Corporation, Sandra Wilson, Greg Garrett and Lorne Fingarson, as well as several trusts and holding companies established by such individuals (excluding schedules, which the Registrant agrees to furnish supplementally to the Commission upon request).*
           99.2 Press Release of The Stride Rite Corporation issued on September 6, 2006.*


      -----------------------
      * Filed herewith



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    THE STRIDE RITE CORPORATION



Date:  September 11, 2006           By:    /s/ Frank A. Caruso
                                        ---------------------------
                                         Frank A. Caruso
                                         Chief Financial Officer





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                                  EXHIBIT INDEX




Exhibit No.       Description

2.1 Share Purchase Agreement, dated as of September 5, 2006, among The Stride Rite Corporation, Sandra Wilson, Greg Garrett and Lorne Fingarson, as well as several trusts and holding companies established by such individuals (excluding schedules, which the Registrant agrees to furnish supplementally to the Commission upon request).

99.2              Press  Release  of The  Stride  Rite  Corporation  issued on
                  September 6, 2006.